EXHIBIT 32


 Certifications of Chief Executive Officer and Chief Financial Officer Pursuant
               to 18 U.S.C. Section 1350, as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of SecureCARE Technologies, Inc. (the "Company") for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dennis Nasto, as Chief Executive Officer of the Company and Neil Burley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ DENNIS NASTO
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Name:  Dennis Nasto
Title: Chief Executive Officer
       (Principal Executive Officer)


/s/ NEIL BURLEY
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Name:  Neil Burley
Title: Chief Financial Officer
       (Principal Financial and Accounting Officer)

Date:  May 18, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SecureCARE Technologies, Inc. and will be retained by SecureCARE Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



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